Exhibit 99.1

American Eagle Energy Reports Results for Fourth Quarter 2014 and Provides Liquidity Update

DENVER, CO—April 7, 2015—American Eagle Energy Corporation (NYSE MKT: AMZG) (“American Eagle” or the “Company”), announces its financial results for the fourth quarter ended December 31, 2014 and provides an update on its current liquidity. The Company filed its Annual Report on Form 10-K with the U.S. Securities and Exchange Commission on March 31, 2015.

Highlights

•	Production of 238,140 barrels of oil equivalent (“BOE”), or an average of 2,588 BOEPD;
o	year-over-year increase of 38% from 1,879 BOEPD (172,829 BOE)
o	sequential quarterly increase of 18% from 2,193 BOEPD (201,774 BOE)
•	Fourth quarter 2014 oil and gas sales of $14.5 million;
o	a year-over-year increase of 7%
o	a sequential quarterly decrease of 15%
•	Adjusted EBITDA* of $7.9 million;
•	Adjusted Cash Flow* of $3.1 million;
•	Adjusted Loss* of $7.0 million or $0.23 per diluted share; and
•	Negative working capital of $9 million that includes cash of $19 million as of February 28, 2015.

* Non-GAAP financial measure. Please see Adjusted EBITDA, Adjusted Cash Flow and Adjusted Net Earnings descriptions and tables later in this earnings release for a reconciliation of these measures to their nearest comparable GAAP measure.

Fourth Quarter 2014 Financial and Operational Results

For the quarter ended December 31, 2014, the Company reports oil and gas sales of $14.5 million, which represents an increase of 7% over the fourth quarter ended December 31, 2013 and a decrease of 15% from the third quarter ended September 30, 2014. The increase in year-over-year sales was driven by higher production as 54 gross (32.2 net) operated wells were producing in the Bakken and Three Forks formations at the end of fourth quarter 2014, compared to production from 28 gross (13.7 net) operated wells at the end of December 31, 2013. This was partially offset by lower realized oil prices. The decrease in sales on a sequential basis was driven by lower realized oil prices, that were partially offset by higher production from the three gross (1.9 net) operated wells added to production during the quarter. During the fourth quarter 2014, oil production represented 99% of total oil and gas sales revenue and 99% of total production.

American Eagle’s fourth quarter 2014 realized oil price per barrel prior to the effect of hedges was negatively impacted by lower crude oil prices for West Texas Intermediate (“WTI”). The Company has an agreement in place that locked in a $10.75 discount to WTI for the Company’s 2014 operated oil production to stabilize realized crude oil prices against the risk of volatile pricing differentials. The agreement locks in a $10.00 discount to WTI for the Company’s 2015 operated oil production. American Eagle’s fourth quarter 2014 realized oil price per barrel prior to the effect of hedges of $60.97 was lower than the realized oil price of $80.48 during the fourth quarter 2013 and lower than the realized oil price of $85.66 during the third quarter 2014. The effect of settled hedges in the normal course of business during the fourth quarter of 2014 added approximately $11.06 per barrel for a realized oil price of $72.03 per barrel, which was lower than previous quarters.

Adjusted EBITDA for fourth quarter 2014 was $7.9 million, which represented an increase of 3% from $7.6 million reported for the fourth quarter ended December 31, 2013 and a decrease of 13% from $9.1 million reported for the third quarter ended September 30, 2014. Relative to the fourth quarter ending December 31, 2013, the increase in Adjusted EBITDA was primarily due to higher oil production sales volumes and lower general and administrative (“G&A”) expenses, partially offset by lower realized oil prices and higher lease operating expense (“LOE”). Similarly, in comparison to the quarter ending September 30, 2014, the 13% decrease in Adjusted EBITDA was due primarily to lower realized oil prices and higher LOE, which was partially offset by higher oil production sales volume and lower G&A expense.

LOE for the quarter ended December 31, 2014 was $25.00 per BOE, which was significantly elevated from previous periods due to year-end adjustments and utilization of higher cost submersible pumps. Higher production levels helped to reduce per-unit G&A expenses compared to previous periods, as G&A, excluding stock-based compensation, was $6.70 per BOE during the fourth quarter 2014 compared to $15.07 per BOE for the prior year and $8.25 per BOE for the prior quarter. Adjusted EBITDA per BOE for the quarter ended December 31, 2014 was $33.13, as compared to $44.24 for the prior year and $44.92 for the prior quarter.

	Three Months Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2014	2014	2014	2014	2013
Crude Oil Revenues ($000s)	$14,364	$16,939	$16,225	$12,267	$13,272
Natural Gas Revenues ($000s)	$62	$31	$106	$72	$114
Natural Gas Liquids Revenues ($000s)	$24	$121	$132	$206	$115

Net Production:
Crude Oil (Barrels)	235,591	197,740	175,509	140,841	164,923
Crude Oil Mix	99%	98%	96%	95%	95%
Natural Gas (Mcf)	11,476	1,968	16,977	11,370	20,055
Natural Gas Liquids (Barrels)	636	3,706	4,183	5,312	4,563

Total Net Production (BOE)	238,140	201,774	182,522	148,048	172,829
Quarter-Over-Quarter Increase	18%	11%	23%	-14%	38%

Average Daily Production (BOEPD)	2,588	2,193	2,006	1,645	1,879
Quarter-Over-Quarter Increase	18%	9%	22%	-12%	38%

Average Sales Prices:
Crude Oil Per Barrel	$60.97	$85.66	$92.45	$87.10	$80.48
Effect of Settled Oil Derivatives Per Barrel	$11.06	$(3.80)	$(2.60)	$0.82	$4.16
Crude Oil Net of Settled Derivatives Per Barrel	$72.03	$81.86	$89.84	$87.92	$84.64
Natural Gas Per Mcf	$5.36	$15.52	$6.25	$6.37	$5.67
Natural Gas Liquids Per Barrel	$38.38	$32.85	$31.44	$38.82	$25.27
Realized Price Per BOE	$71.62	$80.98	$87.69	$85.52	$82.10

Average Per BOE:
Lease Operating Expenses	$25.00	$18.20	$18.15	$15.36	$13.59
Production Taxes	$6.90	$9.66	$10.34	$9.32	$9.28
G&A Expenses, Excluding Stock-Based Compensation	$6.69	$8.25	$6.67	$10.56	$15.07
Total	$38.59	$36.11	$35.16	$35.24	$37.94

Adjusted EBITDA per BOE	$33.13	$44.92	$52.69	$50.43	$44.24

Production Volume Guidance

The Company is maintaining its guidance that average production for the first quarter ended March 31, 2015 will be approximately 1,900 barrels of oil equivalent per day (“BOEPD”).

Liquidity

As of December 31, 2014, American Eagle had $25.9 million in cash, $175.0 million total debt outstanding, comprised solely of the bonds that the Company sold in August 2014, and 30.4 million shares of common stock outstanding. American Eagle ended the fourth quarter of 2014 with $13.6 million of negative working capital. Current assets consisted primarily of $25.9 million in cash and $9.5 million in receivables. Current liabilities consisted primarily of $42.4 million in accounts payable and accruals and $6.6 million in accrued interest.

As of February 28 2015, the Company estimates that it had approximately $9 million of negative working capital. Current assets consisted primarily of approximately $19 million in cash and approximately $12 million in receivables. Current liabilities consisted primarily of approximately $30 million in accounts payable and accruals and approximately $9.8 million in accrued interest.

ABOUT AMERICAN EAGLE ENERGY CORPORATION

American Eagle Energy Corporation is an independent exploration and production operator that is focused on acquiring acreage and developing wells in the Williston Basin of North Dakota, targeting the Bakken and Three Forks shale oil formations. The Company is based in Denver, CO. More information about American Eagle can be found at www.americaneagleenergy.com or by contacting investor relations at 303-798-5235 or ir@amzgcorp.com. Company filings with the Securities and Exchange Commission can be obtained free of charge at the SEC’s website at www.sec.gov.

SAFE HARBOR

This press release may contain forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this press release regarding the Company’s financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “possible,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties and important factors (many of which are beyond the Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the amount we may invest, the location, and the scale of the drilling projects in which we intend to participate; our beliefs with respect to the potential value of drilling projects; our beliefs with regard to the impact of environmental and other regulations on our business; our beliefs with respect to the strengths of our business model; our assumptions, beliefs, and expectations with respect to future market conditions; our plans for future capital expenditures; and our capital needs, the adequacy of our capital resources, and potential sources of capital.

The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company does not assume any obligations to update any of these forward-looking statements.

AMERICAN EAGLE ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, except for Per Share Data)

	December 31,	December 31,
	2014	2013
Current assets:
Cash	$25,888	$31,850
Trade receivables	9,466	17,920
Income tax receivable	25	-
Prepaid expenses	128	68
Current derivative asset	-	211
Total current assets	35,507	50,049
Equipment and leasehold improvements, net of accumulated depreciation and amortization of $490 and $322, respectively	210	174
Oil and gas properties, full-cost method – subject to amortization, net of accumulated depletion of $35,332 and $12,849, respectively	226,918	155,145
Oil and gas properties, full-cost method – not subject to amortization	-	2,487
Marketable securities	756	1,050
Other assets	7,543	7,503
Total assets	$270,934	$216,408
Current liabilities:
Accounts payable and accrued liabilities	$49,065	$41,841
Derivative liability	-	276
Bonds payable, net of discount of $1,532 and $0, respectively	173,467	-
Current portion of notes payable	-	3,000
Total current liabilities	222,532	45,117
Asset retirement obligation	1,428	1,060
Noncurrent portion of notes payable		105,000
Noncurrent derivative liability	-	750
Deferred taxes	-	5,386
Total liabilities	223,960	157,313
Stockholders’ equity:
Common stock, $.001 par value, 48,611 shares authorized, 30,449 and 17,712 shares outstanding	30	18
Additional paid-in capital	147,275	67,198
Accumulated other comprehensive income (loss)	-	(6)
Accumulated deficit	(100,331)	(8,115)
Total stockholders’ equity	46,974	59,095
Total liabilities and stockholders’ equity	$270,934	$216,408

AMERICAN EAGLE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, except for Per Share Data)

	For the Three-Month Period		For the Twelve-Month Period
	Ended December 31,		Ended December 31,
	2014	2013	2014	2013
Oil and gas sales	$14,450	$13,501	$60,549	$43,139
Operating expenses:
Oil and gas production costs	7,595	3,952	22,069	11,609
General and administrative	2,042	2,981	7,832	7,361
Depletion, depreciation and amortization	9,107	4,158	24,604	10,073
Impairment of oil and gas properties, subject to amortization	81,908	206	81,908	1,732
Total operating expenses	100,652	11,297	136,413	30,775
Total operating income (loss)	(86,202)	2,204	(75,864)	12,364
Interest and dividend income	-	23	57	81
Interest expense	(5,271)	(3,207)	(15,900)	(5,356)
Loss on early extinguishment of debt	-	-	(11,894)	(3,714)
Loss on sale of oil & gas properties	-	-	(12)	-
Change in fair value of marketable securities	(491)	-	(491)	-
Gains on settlement of derivatives	13,445	687	6,608	803
Change in fair value of derivatives	-	(39)	-	(815)
Total other income (expense)	7,683	(2,536)	(21,632)	(9,001)
Income (loss) before taxes	(78,519)	(332)	(97,946)	3,363
Income tax expense (benefit)	31	(130)	(5,280)	1,769
Net income (loss)	$(78,550)	$(462)	$(92,216)	$1,594

Net income (loss) per common share:
Basic	$(2.58)	$(0.03)	$(3.35)	$0.11
Diluted	$(2.58)	$(0.03)	$(3.35)	$0.11

Weighted average number of shares outstanding -
Basic	30,437	17,587	27,513	13,962
Diluted	30,437	17,587	27,513	14,599

AMERICAN EAGLE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF

COMPREHENSIVE INCOME (LOSS)

(In Thousands)

	For the Three-Month Period		For the Twelve-Month Period
	Ended December 31,		Ended December 31,
	2014	2013	2014	2013
Net income (loss)	$(78,550)	$(462)	$(92,216)	$1,594

Other comprehensive income (loss), net of tax:
Unrealized gains (losses) on securities	100	(16)	(26)	(1)
Foreign currency translation adjustments	143	34	32	28
Total other comprehensive income, net of tax	243	29	6	27

Comprehensive income (loss)	$(78,307)	$(433)	$(92,210)	$1,621

AMERICAN EAGLE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	For the twelve-month periods
	ended December 31,
	2014	2013

Cash flows provided by operating activities:
Net income (loss)	$(92,216)	$1,594
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Non-cash transactions:
Stock-based compensation	1,791	1,203
Depletion, depreciation and amortization	24,604	10,073
Impairment of oil and gas properties	81,908	1,732
Accretion of discount on asset retirement obligations	83	49
Amortization of deferred financing costs	1,556	602
Amortization of debt discount	113	-
Provision for deferred income tax expense (benefit)	(5,386)	1,794
Loss on early extinguishment of debt	11,894	3,714
Loss on sale of oil and gas properties	(12)	-
Change in fair value of marketable securities	491	-
Change in fair value of derivatives	(815)	692
Foreign currency transaction gains (losses)	11	(11)
Changes in operating assets and liabilities:
Prepaid expenses	(60)	64
Trade receivables	(5,857)	4,468
Income taxes receivable	(25)	190
Receivables from related parties	-	-
Deposits	-	-
Accounts payable and accrued liabilities	8,534	4,247
Income taxes payable	-	-
Net cash provided by operating activities	26,614	30,411
Cash flows used for investing activities:
Proceeds from conveyance of working interests	-	-
Additions to oil and gas properties	(164,265)	(136,267)
Proceeds from sale of oil and gas properties	1,824	-
Additions to equipment and leasehold improvements	(204)	(68)

Purchases of marketable securities	(222)	-
Purchases of certificates of deposit	-	-
Increase (decrease) in amounts due to Carry Agreement Partner	-	(4,957)
Net cash used for investing activities	(162,867)	(141,292)
Cash flows provided by financing activities:
Proceeds from issuance of stock	78,298	38,871
Proceeds from exercise of stock options	-	-
Proceeds from issuance of notes	-	105,935
Repayment of notes	(113,465)	(21,131)
Proceeds from issuance of bonds	173,353	-
Payment of other deferred financing costs	(8,025)	-
Net cash provided by investing activities	130,161	123,675
Effect of exchange rate changes on cash	130	(2)
Net change in cash	(5,962)	12,792
Cash – beginning of period	31,850	19,058
Cash – end of period	$25,888	$31,850

Non-GAAP Financial Measures

Adjusted EBITDA

In addition to reporting net income (loss) as defined under GAAP, American Eagle also presents net earnings before interest income, dividend income, interest expense, income taxes, depletion, depreciation, and amortization, non-cash expenses related to stock-based compensation, accretion of asset retirement obligations, impairment of oil and gas properties, loss on early extinguishment of debt, loss on sale of oil and gas properties, one-time loss (gain) on settlement of derivatives, and change in value of derivatives and marketable securities recognized under ASC Topic 718 (“Adjusted EBITDA”), which is a non-GAAP performance measure. Adjusted EBITDA consists of net earnings after adjustment for those items described in the table below. Adjusted EBITDA does not represent, and should not be considered an alternative to GAAP measurements, such as net income (loss) (its most directly comparable GAAP measure), and the calculations thereof may not be comparable to similarly titled measures reported by other companies. By eliminating the items described below, American Eagle believes the measure is useful in evaluating its fundamental core operating performance. The Company also believes that Adjusted EBITDA is useful to investors because similar measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies in similar industries. American Eagle’s management uses Adjusted EBITDA to manage its business, including in preparing its annual operating budget and financial projections. Management does not view Adjusted EBITDA in isolation and also uses other measurements, such as net income (loss) and revenues to measure operating performance. The following table provides a reconciliation of net income (loss) to Adjusted EBITDA for the periods presented (in thousands):

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013

Net income (loss)	$(78,550)	$(8,738)	$(3,900)	$(1,028)	$(462)
Less: Interest and dividend income	-	(28)	(12)	(16)	(23)
Add: Interest expense	5,271	4,163	3,251	3,215	3,207
Add: Income tax expense (benefit)	31	(2,569)	(2,103)	(638)	130
Add: Depletion, depreciation and amortization	9,107	6,154	5,707	3,636	4,158
Add: Stock-based compensation	447	445	445	454	375
Add: Impairment of oil and gas properties	81,908	-	-	-	206
Add: Accretion of asset retirement obligations	23	9	30	22	14
Add: Loss on sale of oil & gas properties	-	12	-	-	-
Add: Loss on early extinguishment of debt	-	11,894	-	-	-
Add: One-time realized loss (gain) on settlement of derivatives	(11,457)	6,362	-	-	-
Add: Change in fair value of marketable securities	491	-	-	-	-
Add: Change in fair value of derivatives	618	(8,641)	6,200	1,823	40
Adjusted EBITDA	$7,889	$9,063	$9,618	$7,468	$7,645

Adjusted Cash Flow

In addition to reporting net income (loss) as defined under GAAP, American Eagle also presents cash flow after paying interest expense (“Adjusted Cash Flow”), which is a non-GAAP performance measure. Adjusted Cash Flow consists of Adjusted EBITDA after adjustment for those items described in the table below. Adjusted EBITDA does not represent, and should not be considered an alternative to GAAP measurements, such as net income (loss) (its most directly comparable GAAP measure), and the calculations thereof may not be comparable to similarly titled measures reported by other companies. By eliminating the items described below, American Eagle believes the measure is useful in evaluating its fundamental core operating performance. The Company also believes that Adjusted Cash Flow is useful to investors because similar measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies in similar industries. American Eagle’s management uses Adjusted Cash Flow to manage its business, including in preparing its annual operating budget and financial projections. Management does not view Adjusted Cash Flow in isolation and also uses other measurements, such as net income (loss) and revenues to measure operating performance. The following table provides a reconciliation of Adjusted EBITDA to Adjusted Cash Flow for the periods presented (in thousands, except for per share data):

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013

Adjusted EBITDA (1)	$7,889	$9,063	$9,618	$7,468	$7,645
Less: Interest expense	(5,271)	(4,163)	(3,251)	(3,215)	(3,207)
Add: Amortization of deferred financing	366	426	384	380	45
Add: Amortization of bond discount (non-cash)	113	-	-	-	-
Adjusted Cash Flow	$3,097	$5,326	$6,751	$4,633	$4,483

(1)	See previous table for reconciliation of net income (loss) to Adjusted EBITDA.

Adjusted Earnings (Loss)

In addition to reporting net income (loss) as defined under GAAP, American Eagle also presents net income (loss) before the impairment of oil and gas properties, loss on early extinguishment of debt, one-time gain or loss on settlement of derivatives, and non-cash expenses related to the change in fair value of derivatives and marketable securities (“adjusted earnings (loss)”), which is a non-GAAP performance measure. Adjusted earnings (loss) consists of earnings after adjustment for those items described in the table below. Adjusted earnings does not represent, and should not be considered an alternative to GAAP measurements, such as net income (loss), and the calculations thereof may not be comparable to similarly titled measures reported by other companies. By eliminating the items described below, American Eagle believes the measure is useful in evaluating its fundamental core operating performance. The Company also believes that adjusted earnings is useful to investors because similar measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies in similar industries. American Eagle’s management uses adjusted earnings to manage its business, including in preparing its annual operating budget and financial projections. Management does not view adjusted earnings in isolation and also uses other measurements, such as net income (loss) and revenues to measure operating performance. The following table provides a reconciliation of net income (loss), to adjusted earnings for the periods presented:

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013

Net income (loss)	$(78,550)	$(8,738)	$(3,900)	$(1,028)	$(462)
Add: Impairment of oil and gas properties	81,908	-	-	-	206
Add: Loss on sale of oil and gas properties	-	12	-	-	-
Add: Loss on early extinguishment of debt	-	11,894	-	-	-
Add: One-time realized loss (gain) on settlement of derivatives	(11,457)	6,362	-	-	-
Add: Change in fair value of marketable securities	491	-	-	-	-
Add: Change in fair value of derivatives	618	(8,641)	6,200	1,823	40
Adjusted earnings (loss)	$(6,990)	$889	$2,300	$795	$(216)

Adjusted earnings (loss) per share - basic	$(0.23)	$0.03	$0.08	$0.04	$(0.01)
Adjusted earnings (loss) per share - diluted	$(0.23)	$0.03	$0.07	$0.04	$(0.01)

Weighted average shares - basic	30,437	30,448	30,436	18,557	17,587
Weighted average shares - diluted	30,437	30,922	31,018	19,205	18,287

CORPORATE CONTACT:

Marty Beskow, CFA

Vice President of Capital Markets and Strategy

American Eagle Energy Corporation

720-330-8378

ir@amzgcorp.com

www.americaneagleenergy.com